Exhibit 99.1

Bruker Reports Third Quarter 2020 Financial Results

•	Q3 2020 revenues of $511.4 million decline 1.9% year-over-year; organic revenue down 4.6%
•	Q3 2020 GAAP EPS of $0.35, compared to $0.39 in Q3 2019; non-GAAP EPS of $0.42, compared to $0.43 in Q3 2019
•	Significant sequential improvements compared to Q2 2020 results

BILLERICA, Massachusetts – November 2, 2020 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its third quarter and for the nine months ended September 30, 2020.

Third Quarter 2020 Financial Results

Bruker’s revenues for the third quarter of 2020 were $511.4 million, a decrease of 1.9% compared to $521.1 million in the third quarter of 2019. In the third quarter of 2020, revenues declined 4.6% organically year-over-year. Growth from acquisitions was 0.3%, while favorable foreign currency translation contributed 2.4%. The reported and organic revenue declines were due to softer instruments demand by academic and industrial customers, and reduced demand for BEST superconductors during the COVID-19 pandemic and economic slowdown.

Third quarter 2020 GAAP operating income was $81.2 million, compared to $87.8 million in the third quarter of 2019, representing GAAP operating margins of 15.9%, and 16.8%, respectively. Non-GAAP operating income was $94.9 million in the third quarter of 2020, compared to $95.5 million in the third quarter of 2019. Bruker’s third quarter 2020 non-GAAP operating margin was 18.6%, compared to 18.3% in the third quarter of 2019.

Third quarter 2020 GAAP diluted earnings per share (EPS) were $0.35, compared to $0.39 in the third quarter of 2019. Third quarter 2020 non-GAAP diluted EPS were $0.42, compared to $0.43 in the third quarter of 2019. The year-over-year declines in the Company’s GAAP and non-GAAP operating income and diluted EPS were primarily due to lower revenues associated with softer instruments and superconductor demand during the pandemic, partially offset by cost control and cost reduction measures.

First Nine Months of 2020 Financial Results

For the first nine months of 2020, Bruker’s revenues were $1,360.0 million, a decline of 7.7% from $1,472.7 million in the first nine months of 2019. In the first nine months of 2020, revenues declined 8.3% organically year-over-year. Growth from acquisitions was 0.5%, while foreign currency translation had a 0.1% favorable effect.

In the first nine months of 2020, GAAP operating income was $135.5 million, compared to $183.2 million in the first nine months of 2019, representing GAAP operating margins of 10.0% and 12.4%, respectively. Non-GAAP operating income was $176.1 million, compared to $231.5 million in the first nine months of 2019. Bruker’s non-GAAP operating margin in the first nine months of 2020 was 12.9%, compared to 15.7% in the first nine months of 2019.

In the first nine months of 2020 GAAP diluted EPS were $0.57, compared to $0.82 in the first nine months of 2019. Non-GAAP diluted EPS were $0.77, compared to $1.04 in the first nine months of 2019. The year-over-year declines in the Company’s GAAP and non-GAAP operating income, operating margins and diluted EPS were primarily due to lower revenues during COVID-19, partially offset by cost control and cost reduction measures.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “We are navigating a challenging environment, with some academic and industrial customers still negatively impacted by the pandemic. We are nonetheless pleased with our strengthened financial performance in the third quarter, as our non-GAAP operating margin and non-GAAP EPS improved significantly compared to the first two quarters of 2020 and approached our third quarter 2019 levels.”

Dr. Laukien continued: “Bruker remains committed to the safety of our employees and to supporting our customers, while we continue to invest in our Project Accelerate initiatives and operational excellence. Our biopharma, diagnostics and proteomics initiatives are all doing very well, and we anticipate that Bruker will return to healthy revenue growth and margin expansion in 2021.”

Fiscal Year 2020 (FY 2020) Guidance Remains Suspended

Bruker’s FY 2020 financial guidance remains suspended. Bruker expects that the pandemic and related economic slowdown will continue to have a negative year-over-year impact on the Company’s fourth quarter 2020 financial results.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, November 2nd, at 4:30 p.m. Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q3 2020 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Third Quarter 2020 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number 10149346. The replay will be available beginning one hour after the end of the conference call through December 2, 2020.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline and free cash flow, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and business outlook; the impact of the COVID-19 pandemic; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic, the impact of the pandemic on global economic conditions and the length and severity of any resulting recession, continued volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our material weaknesses in internal controls, our ability to successfully implement our restructuring initiatives and other cost reduction initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, international trade disputes, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2019, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	September 30,	December 31,
	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$567.1	$678.3
Short-term investments	50.0	6.6
Accounts receivable, net	329.9	362.2
Inventories	695.9	577.2
Other current assets	183.2	172.0
Total current assets	1,826.1	1,796.3

Property, plant and equipment, net	354.6	306.1
Operating lease assets	60.7	65.6
Intangibles, net and other long-term assets	638.0	603.5

Total assets	$2,879.4	$2,771.5

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1.7	$0.5
Accounts payable	113.9	118.4
Customer advances	154.6	137.9
Other current liabilities	413.0	388.8
Total current liabilities	683.2	645.6

Long-term debt	828.2	812.8
Operating lease liabilities	42.1	47.0
Other long-term liabilities	363.2	327.9

Redeemable noncontrolling interest	-	21.1

Total shareholders' equity	962.7	917.1

Total liabilities and shareholders' equity	$2,879.4	$2,771.5

FOR FURTHER INFORMATION:	Miroslava Minkova, Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$511.4	$521.1	$1,360.0	$1,472.7
Cost of revenues	263.1	267.2	733.2	773.7
Gross profit	248.3	253.9	626.8	699.0
Operating expenses:
Selling, general and administrative	114.6	125.3	338.2	369.9
Research and development	48.3	46.1	140.9	141.0
Other charges, net	4.2	(5.3)	12.2	4.9
Total operating expenses	167.1	166.1	491.3	515.8
Operating income	81.2	87.8	135.5	183.2
Interest and other income (expense), net	(5.9)	(4.6)	(15.4)	(14.0)
Income before income taxes and noncontrolling
interest in consolidated subsidiaries	75.3	83.2	120.1	169.2
Income tax provision	20.0	21.7	30.0	40.0

Consolidated net income	55.3	61.5	90.1	129.2
Net income attributable to noncontrolling
interests in consolidated subsidiaries	1.0	0.2	1.2	0.6
Net income attributable to Bruker Corporation	$54.3	$61.3	$88.9	$128.6

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.35	$0.40	$0.58	$0.83
Diluted	$0.35	$0.39	$0.57	$0.82

Weighted average common shares outstanding:
Basic	153.2	154.2	153.7	155.7
Diluted	154.3	155.6	154.8	157.0

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	September 30,		September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Consolidated net income	$55.3	$61.5	$90.1	$129.2
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	20.5	18.9	58.7	57.3
Stock-based compensation expense	4.5	4.0	10.9	10.1
Deferred income taxes	1.6	(0.2)	0.5	(0.5)
Other non-cash expenses, net	6.3	(4.4)	25.5	1.7
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	2.6	(18.6)	36.9	(8.0)
Inventories	(12.7)	(11.1)	(109.7)	(80.9)
Accounts payable and accrued expenses	0.8	7.5	(15.3)	10.3
Income taxes payable, net	(6.0)	12.8	(9.1)	(6.4)
Deferred revenue	0.5	0.5	20.1	9.7
Customer advances	10.6	(8.2)	32.4	(9.1)
Other changes in operating assets and liabilities, net	(1.6)	(10.3)	(11.8)	(36.2)
Net cash provided by operating activities	82.4	52.4	129.2	77.2

Cash flows from investing activities:
Purchases of short-term investments	(50.0)	-	(100.0)	(6.4)
Maturity of short-term investments	50.0	-	56.1	-
Cash paid for acquisitions, net of cash acquired	(34.2)	(7.1)	(58.8)	(79.0)
Purchases of property, plant and equipment	(17.6)	(16.2)	(68.4)	(44.8)
Proceeds from sales of property, plant and equipment	-	10.7	0.1	11.0
Net proceeds from cross-currency swap agreements	3.6	-	7.1	-
Net cash used in investing activities	(48.2)	(12.6)	(163.9)	(119.2)

Cash flows from financing activities:
Repayment of revolving lines of credit	(208.5)	(22.0)	(305.1)	(50.5)
Proceeds from revolving lines of credit	-	50.0	297.5	250.6
Repayment of 2012 Note Purchase Agreement	-	-	-	(15.0)
Proceeds (Repayment) of other debt, net	(0.6)	(0.3)	(0.4)	(4.4)
Payment of deferred financing costs	-	-	(0.1)	-
Proceeds from issuance of common stock, net	(0.8)	2.3	1.1	8.1
Payment of contingent consideration	(5.0)	(1.0)	(6.2)	(5.6)
Payment of dividends to common stockholders	(6.2)	(6.2)	(18.5)	(18.8)
Repurchase of common stock	(4.4)	(42.3)	(54.4)	(142.3)
Cash Payments to noncontrolling interest	-	-	(1.2)	-
Net cash (used in) provided by financing activities	(225.5)	(19.5)	(87.3)	22.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	11.5	(6.8)	10.7	(6.4)
Net change in cash, cash equivalents and restricted cash	(179.8)	13.5	(111.3)	(26.3)
Cash, cash equivalents and restricted cash at beginning of period	750.4	286.5	681.9	326.3
Cash, cash equivalents and restricted cash at end of period	$570.6	$300.0	$570.6	$300.0

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$81.2	$87.8	$135.5	$183.2
Non-GAAP Adjustments:
Restructuring Costs	1.9	(6.8)	5.7	(1.4)
Acquisition-Related Costs	1.4	4.1	(0.5)	15.2
Purchased Intangible Amortization	9.1	9.2	26.8	29.2
Other Costs	1.3	1.2	8.6	5.3
Total Non-GAAP Adjustments:	$13.7	$7.7	$40.6	$48.3

Non-GAAP Operating Income	$94.9	$95.5	$176.1	$231.5
Non-GAAP Operating Margin	18.6%	18.3%	12.9%	15.7%

Non-GAAP Interest & Other Expense, net	(5.9)	(4.6)	(15.4)	(14.0)
Non-GAAP Profit Before Tax	89.0	90.9	160.7	217.5

Non-GAAP Income Tax Provision	(23.6)	(23.1)	(40.2)	(53.3)
Non-GAAP Tax Rate	26.5%	25.4%	25.0%	24.5%

Minority Interest	(1.0)	(0.2)	(1.2)	(0.6)

Non-GAAP Net Income Attributable to Bruker	64.4	67.6	119.3	163.6

Weighted Average Shares Outstanding (Diluted)	154.3	155.6	154.8	157.0

Non-GAAP Earnings Per Share	$0.42	$0.43	$0.77	$1.04

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$248.3	$253.9	$626.8	$699.0
Non-GAAP Adjustments:
Restructuring Costs	0.3	0.6	1.3	4.1
Acquisition-Related Costs	0.5	3.3	0.5	9.3
Purchased Intangible Amortization	5.0	5.4	15.1	18.3
Other Costs	(0.3)	-	(0.1)	0.8
Total Non-GAAP Adjustments:	5.5	9.3	16.8	32.5
Non-GAAP Gross Profit	$253.8	$263.2	$643.6	$731.5
Non-GAAP Gross Margin	49.6%	50.5%	47.3%	49.7%

Reconciliation of GAAP and Non-GAAP Selling, General and Administrative (SG&A) Expenses
GAAP SG&A Expenses	$114.6	$125.3	$338.2	$369.9
Non-GAAP Adjustments:
Purchased Intangible Amortization	4.0	3.7	11.6	10.9
Non-GAAP SG&A Expenses	$110.6	$121.6	$326.6	$359.0

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	26.6%	26.1%	25.0%	23.6%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.5%	-2.7%	-0.7%	-1.5%
Stock Compensation	0.2%	0.4%	0.3%	0.8%
U.S. Tax Reform - Toll Charge	0.0%	0.0%	0.0%	1.0%
U.S. Tax Reform - Change in APB 23	0.0%	0.0%	0.1%	0.0%
Other Discrete Items	0.2%	1.6%	0.3%	0.6%
Total Non-GAAP Adjustments:	-0.1%	-0.7%	0.0%	0.9%
Non-GAAP Tax Rate	26.5%	25.4%	25.0%	24.5%

Bruker Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.35	$0.39	$0.57	$0.82
Non-GAAP Adjustments:
Restructuring Costs	0.01	(0.04)	0.04	(0.01)
Acquisition-Related Costs	0.01	0.03	-	0.10
Purchased Intangible Amortization	0.06	0.05	0.17	0.18
Other Costs	0.01	0.01	0.06	0.03
Income Tax Rate Differential	(0.02)	(0.01)	(0.07)	(0.08)
Total Non-GAAP Adjustments:	0.07	0.04	0.20	0.22
Non-GAAP Earnings Per Share (Diluted)	$0.42	$0.43	$0.77	$1.04

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$82.4	$52.4	$129.2	$77.2
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(17.6)	(16.2)	(68.4)	(44.8)
Non-GAAP Free Cash Flow	$64.8	$36.2	$60.8	$32.4

Days Inventory Outstanding is calculated as follows: GAAP Average Inventory balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above))

Days Payable Outstanding is calculated as follows: GAAP Average Accounts Payable balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above) plus the Change in GAAP Inventory balance)

Days Sales Outstanding is calculated as follows: GAAP Average Accounts Receivable balance divided by GAAP Revenue

Bruker Corporation
REVENUE(unaudited)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue by Group:
Bruker BioSpin	$152.1	$143.7	$398.1	$422.4
Bruker CALID	171.3	158.2	444.5	446.9
Bruker Nano	147.1	169.9	392.7	461.7
BEST	43.8	52.5	134.8	152.2
Eliminations	(2.9)	(3.2)	(10.1)	(10.5)
Total Revenue	$511.4	$521.1	$1,360.0	$1,472.7

Revenue by End Customer Geography:
United States	$120.1	$135.5	$332.1	$379.3
Europe	193.3	178.7	492.6	500.1
Asia Pacific	160.0	158.5	433.3	464.5
Other	38.0	48.4	102.0	128.8
Total Revenue	$511.4	$521.1	$1,360.0	$1,472.7

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Total Bruker
GAAP Revenue as of Prior Comparable Period	$521.1	$466.6	$1,472.7	$1,342.0
Non-GAAP Adjustments:
Acquisitions and divestitures	1.9	29.9	7.9	94.4
Organic	(24.2)	35.3	(122.6)	80.1
Currency	12.6	(10.7)	2.0	(43.8)
Total Non-GAAP Adjustments:	(9.7)	54.5	(112.7)	130.7
Non-GAAP Revenue	$511.4	$521.1	$1,360.0	$1,472.7
Revenue Growth	-1.9%	11.7%	-7.7%	9.7%
Organic Revenue Growth	-4.6%	7.6%	-8.3%	6.0%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Bruker Scientific Instruments (1)
GAAP Revenue as of Prior Comparable Period	$471.8	$417.1	$1,331.0	$1,206.5
Non-GAAP Adjustments:
Acquisitions and divestitures	1.9	27.9	6.9	91.4
Organic	(14.2)	35.7	(104.7)	70.5
Currency	11.0	(8.9)	2.1	(37.4)
Total Non-GAAP Adjustments:	(1.3)	54.7	(95.7)	124.5
Non-GAAP Revenue	$470.5	$471.8	$1,235.3	$1,331.0
Revenue Growth	-0.3%	13.1%	-7.2%	10.3%
Organic Revenue Growth	-3.0%	8.6%	-7.9%	5.8%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	BEST, net of Intercompany Eliminations
GAAP Revenue as of Prior Comparable Period	$49.3	$49.5	$141.7	$135.5
Non-GAAP Adjustments:
Acquisitions and divestitures	-	2.0	1.0	3.0
Organic	(10.0)	(0.4)	(17.9)	9.5
Currency	1.6	(1.8)	(0.1)	(6.3)
Total Non-GAAP Adjustments:	(8.4)	(0.2)	(17.0)	6.2
Non-GAAP Revenue	$40.9	$49.3	$124.7	$141.7
Revenue Growth	-17.0%	-0.4%	-12.0%	4.6%
Organic Revenue Growth	-20.3%	-0.8%	-12.6%	7.0%

(1) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2019 Form 10-K.